CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-20343 on Form N-4 of our report dated April 19, 2024, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Separate Account A of Union Security Life Insurance Company of New York, appearing on Form N-VPFS. We also consent to the references to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 23, 2024